Exhibit 2
                            ---------

                     JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 1 to Schedule 13D (including any amendments thereto) with respect to the Common Stock of USARadio.com, Inc.



                                /s/ Robert Marlin Maddoux
                             ---------------------------------
Date:  June 12, 2000             Robert Marlin Maddoux


                         U.S.A. RADIO NETWORK TRUST

                         By:     /s/ Robert Marlin Maddoux
                             ----------------------------------
Date:  June 12, 2000          Robert Marlin Maddoux, as Trustee